VALERO
ENERGY PARTNERS LP

# Valero Energy Partners LP

Discussion Materials

October 4, 2018 / Confidential

# Table of Contents

# Situation Overview

# Proposed Transaction Overview

- On September 21, 2018, Valero Energy Corporation ("VLO") submitted a proposal to Valero Energy Partners GP LLC ("VLP GP"), in its capacity as the general partner of Valero Energy Partners LP ("VLP"), to acquire 100% of the common units of VLP held by the public for $40.00 per unit, payable in cash
  - The purchase price implies an aggregate common unit equity purchase price of ~$900 MM for the VLP common units held by the public
  - The proposed transaction would be financed with cash on hand and/or borrowing under VLO's revolving credit facility
  - Given the number of VLP common units owned by VLO and its officers, it is not anticipated that approval from the public unitholders will be required

## Proposed Transaction Structure

### Proposed Offer Economics

| | | |
|---|---|---|
| Offer Price Per VLP Unit | $ | 40.00 |
| VLP Common Units Held by Public (MM) | | 22.5 |
| **Common Unit Equity Purchase Price** | **$** | **899.7** |



VALERO
NYSE: VLO
100% Interest
Valero Energy Partners GP LLC ("VLP GP")
66.2% LP Interest
~46.8MM LP Units
2.0% General Partner Interest
VALERO ENERGY PARTNERS LP
NYSE: VLP
31.8% LP Interest
~22.5MM LP Units
Public Unitholders
22.5 MM VLP Units
$899.7 MM In Cash ($40.00 Per Unit)

# Relative Unit / Share Price Performance

As of October 2, 2018

### Indexed Price Performance Since Offer (September 20, 2018)



110%
105%
100%
95%
90%
9/20/18
9/22/18
9/24/18
9/26/18
9/28/18
9/30/18
10/2/18
VLP
+8.9%
AMZ
+0.9%
Peers
(1.6%)

### 3-Month Indexed Price Performance



120%
110%
100%
90%
Jul-18
Aug-18
Sep-18
Oct-18
Peers
+8.2%
AMZ
+7.0%
VLP
+3.4%

### 6-Month Indexed Price Performance



125%
115%
105%
95%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
AMZ
+17.6%
Peers
+11.5%
VLP
+8.9%

### LTM Indexed Price Performance



110%
100%
90%
80%
70%
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
AMZ
(1.0%)
Peers
(2.8%)
VLP
(10.2%)

VLP — Peers (1) — Alerian MLP Index

Source: Capital IQ.

(1) Peers includes: ANDX, DKL, HEP, MPLX, PBFX, PSXP, and SHLX.

# VLP Wall Street Price Targets and Research Analyst Commentary

| Broker | Report Date | Rating | Price at Report | Price Target | Price at Report as a % of Target |
|---|---|---|---|---|---|
| RBC Capital Markets | 09/16/18 | Outperform | $ 36.05 | $ 45.00 | 80.1% |
| SunTrust Robinson Humphrey | 09/16/18 | Buy | 36.05 | 46.00 | 78.4% |
| Wells Fargo Securities | 09/12/18 | Market Perform | 36.69 | 42.00 | 87.4% |
| US Capital Advisors | 09/07/18 | Hold | 36.17 | 42.00 | 86.1% |
| Morgan Stanley | 08/30/18 | Equalweight / In-Line | 36.40 | 42.00 | 86.7% |
| J.P. Morgan | 08/28/18 | Neutral | 36.43 | 44.00 | 82.8% |
| Morningstar, Inc | 08/28/18 | Buy | 36.43 | 45.00 | 81.0% |
| Scotia Howard Weil Inc | 08/20/18 | Sector Outperform | 40.24 | 51.00 | 78.9% |
| Jefferies | 07/26/18 | Buy | 41.67 | 46.00 | 90.6% |
| MUFG Securities Americas, Inc | 07/26/18 | Neutral | 41.67 | 48.00 | 86.8% |
| Barclays | 07/26/18 | Equalweight | 41.67 | 41.00 | 101.6% |
| Raymond James | 07/23/18 | Outperform | 39.75 | 48.00 | 82.8% |
| **Mean** | | | **$ 38.27** | **$ 45.00** | **85.3%** |
| **Median** | | | **36.56** | **45.00** | **84.5%** |

"VLP has under-performed as market shifts view on status quo growth trajectory. However, we don't think it takes much to shift sentiment better, with strategic announcements looming that could include 2019 distribution targets (lower) and timeline to address IDRs. With that clarity, we see better value as focus shifts to a non IDR-burdened VLP with flexible balance sheet, solid coverage and a larger footprint to drive more organic growth.

It's clear to us that the market does not view the current structure as viable long term (MLP capital raises, IDR torque, etc)…we think the MLP will have more to say on strategic direction with 3Q earnings, if not sooner."

*RBC Capital Markets, August 31, 2018*

"…despite a very long period of high growth, the partnership as a vehicle hasn't quite achieved what it set out to achieve in late 2013. Management had no commentary to offer on any plans (or timing for plans) for simplification measures at the partnership level. Perhaps more revealing was management's concession on the sponsor call that the partnership has not been able to finance drops as originally intended (i.e. with cash instead of units).

At this point we can't help but wonder if assuming the security is not the financing vehicle that was intended, has the sponsor moved past an IDR simplification and is it contemplating an outright buyout of the MLP."

*SunTrust Robinson Humphrey, August 5, 2018*

"The company continues to evaluate an IDR elimination (but no timeline provided) and is re-evaluating VLP's distribution growth rate for 2019 in light of the inability to do dropdowns due to the market conditions (VLO might not take units for dropdowns anymore)."

*Wells Fargo Research, August 1, 2018*

Source: Bloomberg, Capital IQ and Wall Street research.

# Valero Energy Initial Offer Analysis

($Millions, except per unit values)

## Proposed Transaction Overview

| | | |
|---|---|---|
| Offer Price Per VLP Unit | $ | 40.00 |
| VLP Common Units Held by Public (MM) | | 22.5 |
| **Common Unit Equity Purchase Price** | **$** | **899.7** |

| Purchase Price Analysis | Metric | | Price | Offer Price $ | 40.00 |
|---|---|---|---|---|---|
| **Premium / (Discount) to VLP:** | Unaffected Price (as of 09/20/18) | $ | 36.12 | | 10.7% |
| | 10-Day VWAP (as of 09/20/18) | | 36.08 | | 10.9% |
| | 20-Day VWAP (as of 09/20/18) | | 36.40 | | 9.9% |
| | 30-Day VWAP (as of 09/20/18) | | 37.54 | | 6.5% |
| | 52-Week High | | 48.66 | | (17.8%) |
| | 52-Week Low | | 33.25 | | 20.3% |
| | Current Price (as of 10/02/18) | | 39.32 | | 1.7% |
| | Median Wall Street Consensus Price Target[1] | | 45.00 | | (11.1%) |
| | IPO Price (at 12/10/13) | | 23.00 | | 73.9% |
| Purchase Price | | | | $ | 40.00 |
| VLP Fully Diluted Units Outstanding (MM) | | | | | 69.3 |
| **Implied VLP LP Equity Value** | | | | **$** | **2,770.5** |
| Plus: Implied GP Value[2] | | | | $ | 1,514.6 |
| Plus: VLP Total Debt | | | | | 1,285.0 |
| Plus: Preferred | | | | | - |
| Plus: Non-Controlling Interest | | | | | - |
| Less: Cash & Cash Equivalents | | | | | (100.1) |
| **Implied VLP Enterprise Value** | | | | **$** | **5,470.0** |

| VLP Statistics | | Statistic[3] | Implied Transaction Multiple |
|---|---|---|---|
| Implied Transaction Total Enterprise Value / 2019E EBITDA | $ | 412.8 | 13.3x |
| Implied Transaction Total Enterprise Value / 2020E EBITDA | | 401.6 | 13.6x |

Source: Public filings, Capital IQ, Bloomberg and Valero Management.
(1) Based on median price target of selected brokers as presented on page 4.
(2) Implied value of GP interest based on 2019E GP distributions of $84.9 MM per Valero Management projections in the Self Funding case capitalized at VLP's current distribution yield of 5.6% as of 10/2/18.
(3) EBITDA estimates reflect the Self Funding case as provided by Valero Management.

# Analysis at Various Per Unit Offer Prices

## Implied Premiums Sensitivity

| | | | VLO Offer | | | | | |
|---|---|---|---|---|---|---|---|---|
| | | | Proposal - Cash Per VLP Common Unit | | | | | |
| | | | $ 40.00 | $ 40.50 | $ 41.00 | $ 41.50 | $ 42.00 | $ 42.50 |
| Unaffected VLP Unit Price (as of 09/20/18) | $ | 36.12 | | | | | | |
| Implied Premium / (Discount) to Unaffected VLP Unit Price | | | 10.7% | 12.1% | 13.5% | 14.9% | 16.3% | 17.7% |
| VLP Unit Price (as of 10/02/18) | $ | 39.32 | | | | | | |
| Implied Premium / (Discount) to Current VLP Unit Price | | | 1.7% | 3.0% | 4.3% | 5.5% | 6.8% | 8.1% |

| Additional VLP Premiums Analysis | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| Metric | Price | | Premium / (Discount) from Implied VLP Offer Price | | | | | |
| 10-Day VWAP (as of 10/2/18) | $ | 37.15 | 7.7% | 9.0% | 10.4% | 11.7% | 13.1% | 14.4% |
| 20-Day VWAP (as of 10/2/18) | $ | 36.65 | 9.1% | 10.5% | 11.9% | 13.2% | 14.6% | 16.0% |
| 30-Day VWAP (as of 10/2/18) | $ | 36.97 | 8.2% | 9.5% | 10.9% | 12.2% | 13.6% | 15.0% |
| 52-Week High | $ | 48.66 | (17.8%) | (16.8%) | (15.7%) | (14.7%) | (13.7%) | (12.7%) |
| 52-Week Low | $ | 33.25 | 20.3% | 21.8% | 23.3% | 24.8% | 26.3% | 27.8% |
| Median Wall Street Price Target | $ | 45.00 | (11.1%) | (10.0%) | (8.9%) | (7.8%) | (6.7%) | (5.6%) |
| IPO Price (at 12/10/13) | $ | 23.00 | 73.9% | 76.1% | 78.3% | 80.4% | 82.6% | 84.8% |

Source: Capital IQ.

# Premiums Paid Analysis – Selected Acquisitions of Affiliated MLPs

## Premium to 1-Day Prior Spot



Transaction Date
TBD 09/18/18 08/24/18 08/01/18 06/19/18 05/17/18 04/26/18 03/27/18 01/02/18 02/01/17 11/21/16 11/01/16 08/01/16 05/31/16
1.7%(1)
2.1%
5.7%
11.2%
2.2%
6.4%
9.8%
0.6%
23.4%
25.8%
(0.2%)
6.3%
20.8%
0.0%

## Premium to 7-Day Prior Average



Transaction Date
TBD 09/18/18 08/24/18 08/01/18 06/19/18 05/17/18 04/26/18 03/27/18 01/02/18 02/01/17 11/21/16 11/01/16 08/01/16 05/31/16
6.3%(1)
0.6%
6.7%
13.3%
3.0%
9.1%
12.0%
(4.1%)
24.6%
24.0%
2.5%
5.4%
17.3%
4.8%

## Premium to 30-Day Prior Average



Transaction Date
TBD 09/18/18 08/24/18 08/01/18 06/19/18 05/17/18 04/26/18 03/27/18 01/02/18 02/01/17 11/21/16 11/01/16 08/01/16 05/31/16
8.3%(1)
0.5%
8.6%
20.4%
6.5%
13.6%
13.2%
(8.9%)
28.0%
22.0%
8.6%
6.0%
9.1%
27.0%

Cash Offer Equity Offer

Source: Company filings and Capital IQ.
(1) VLP premiums shown relative to VLP's unit price as of 10/02/18.

Jefferies

## Overview of Valero Management's Projections

# Valero Management Projections: Key Assumptions

**Key Points**

- Jefferies was provided two discrete cases by Valero Management, a 'Market Recovery' case that includes growth via drop-downs in 2020 through 2022 and a 'Self Funding' case with no incremental growth beyond the current VLP asset base

| | |
|---|---|
| **'Self Funding' Case** | **Distribution policy:**<br>- Distributions set at growth level permitted by targeted distributable cash flow<br>- IDRs remain outstanding<br>**Distribution Coverage:**<br>- Minimum quarterly coverage of 1.20x<br>**Leverage target:**<br>- Debt to EBITDA ratio of no more than 3.5x<br>**Acquisition Assumptions:**<br>- No acquisitions are completed throughout the projection period |
| **'Market Recovery' Case** | **Distribution policy:**<br>- 10% annual distribution growth from 2019 through 2022<br>- IDRs remain outstanding<br>**Distribution Coverage:**<br>- Minimum quarterly coverage of 1.20x<br>**Leverage target:**<br>- Debt to EBITDA ratio of no more than 3.5x<br>**Acquisition Assumptions:**<br>- No drop-downs from VLO through the end of 2019<br>- Thereafter, drop-downs are set as needed to meet distribution growth requirements while maintaining coverage and leverage ratio targets<br>- Forecast assumes generic assets are acquired at a price assumed to be 8.0x NTM EBITDA<br>- Acquisition financing uses a combination of excess cash, debt, and equity with sufficient equity issued to maintain leverage target (Assumed issuance price of $38.15 per unit in 2020, $41.44 per unit in 2021 and $44.26 per unit in 2022; borrowing rate assumed to be 5.25%) |

Source: Valero Management.

# Summary of Valero Management Projections

**Key Points**

- Valero Management's projections for both the Self Funding case and Market Recovery case are summarized below

**EBITDA ($MM)**


$413
$413
$402
$537
$411
$687
$418
$758
2019E
2020E
2021E
2022E

**Distributable Cash Flow ($MM)**


$331
$331
$317
$434
$329
$556
$337
$610
2019E
2020E
2021E
2022E

**LP Distribution Per Unit**


$2.39
$2.47
$2.42
$2.71
$2.45
$2.98
$2.50
$3.28
2019E
2020E
2021E
2022E

**Projected Total Distribution Coverage**


1.32x
1.27x
1.24x
1.26x
1.27x
1.26x
1.27x
1.21x
2019E
2020E
2021E
2022E

Self Funding Case  Market Recovery Case

Source: Valero Management.

# Valero Management Projections vs. Wall Street Research

**Key Points**

- Valero Management's projections for both the Self Funding case and Market Recovery case are shown relative to Wall Street research estimates below

**EBITDA ($MM)**



$413 $413 $431 $426 $404
$402 $537 $481 $458 $421
$411 $687 $534 NA NA
2019E
2020E
2021E

**Distributable Cash Flow ($MM)**



$331 $331 $245 $350 $322
$317 $434 $268 $380 $334
$329 $556 $293 NA NA
2019E
2020E
2021E

**LP Distribution Per Unit**



$2.39 $2.47 $2.59 $2.48 $2.47
$2.42 $2.71 $2.80 $2.68 $2.64
$2.45 $2.98 $2.99 NA NA
2019E
2020E
2021E

**Projected Total Distribution Coverage**



1.32x 1.27x 1.24x 1.33x 1.21x
1.24x 1.26x 1.21x 1.31x 1.15x
1.27x 1.26x 1.19x NA NA
2019E
2020E
2021E

Self Funding Case | Market Recovery Case | Wells Fargo | RBC Capital Markets | Barclays

Source: Valero Management and Wall Street research.

## Progress to Date and Next Steps

## Progress to Date and Next Steps

- Jefferies provided VLO Management with an initial diligence request list and responses to those requests are in progress
- VLO Management has opened a virtual data room ("VDR") and has begun populating the VDR and providing information through that portal
- On October 2nd, Jefferies and VLO Management participated in a telephonic due diligence session to discuss the VLP financial projections
  - Based on those conversations, VLO Management has provided a slightly modified financial forecast
- A primary focus of Jefferies' diligence will be an understanding of the tax consequences of the proposed transaction on individual VLP unitholders
  - VLO Management is gathering this analysis but nothing has been provided thus far
- Jefferies recommends a follow-up meeting during the week of October 8th to review a preliminary valuation analysis and consider a response to VLO's initial offer

## Other Recent Simplification Transactions

# Enbridge Announces Agreement to Acquire All Public Equity of Spectra Energy Partners

***Jefferies Acted as Exclusive Financial Advisor to the Conflicts Committee of Spectra Energy Partners***

## Key Points

- On May 17, 2018, Enbridge proposed a series of transactions to collapse its corporate structure into a single publicly-traded vehicle
  - The proposal included stock-for-stock consideration for all outstanding units / shares of Spectra Energy Partners (NYSE:SEP), Enbridge Energy Management (NYSE:EEQ), Enbridge Energy Partners (NYSE:EEP) and Enbridge Income Fund Holdings (TSX:ENF) in exchange for ENB shares pursuant to fixed exchange ratios
- On August 24, 2018, Enbridge Inc. (TSX:ENB) (NYSE:ENB) announced that it had entered into a definitive agreement under which it would acquire all of the outstanding public common units of Spectra Energy Partners (NYSE:SEP) on the basis of 1.111 common shares of ENB for each common unit of SEP
  - Total transaction value for 16.9% interest in SEP not already owned by ENB of ~$3.3 Bn
  - 100% equity transaction

## Transaction Overview

- Enbridge agreed to acquire the remaining 16.9% of SEP common units that it does not already own at an exchange ratio of 1.111x ENB shares per SEP common unit
- Represents a total transaction value of US $3.3 Bn and a ~10% increase to ENB's initially proposed exchange ratio of 1.023x
- Although ENB made public proposals to acquire the remaining outstanding public interests in all of its subsidiary MLPs, SEP is the only subsidiary MLP so far to have successfully negotiated an agreement

## Transaction Benefits for SEP Unitholders

- Direct ownership in the largest energy infrastructure company in North America
- A secured growth profile which underpins an expected 10% annual dividend growth through 2020 with substantially enhanced dividend coverage
- Reduced risks related to continued uncertainty for MLPs related to FERC tax policies
- A more effective cost of capital to finance growth and superior credit profile
- Enhanced trading liquidity

## Proposed Pro Forma Organizational Structure


ENBRIDGE
TSX: ENB
Public ENB Shareholders
Fully-Owned Subsidiaries of ENB
Spectra Energy Partners
ENBRIDGE
ENBRIDGE
ENBRIDGE
Income Fund Holdings

# Energy Transfer Equity to Acquire Energy Transfer Partners in Simplification Transaction

## Key Points

- On August 1, 2018, Energy Transfer Equity (NYSE:ETE) and Energy Transfer Partners (NYSE:ETP) announced the entering into a merger agreement providing for the acquisition of ETP by ETE for $27 Bn in ETE stock
  - 1.280x ETE common units for each public ETP common unit
  - Represents an 11% premium to the previous day's ETP closing price and a 15% premium to ETP's 10-day VWAP
- Combined partnership expects to maintain ETE distribution per unit and significantly increase cash coverage and retained cash flow
  - Expect to fund a majority of future growth capex with retained cash flow
- Expect the pro forma partnership to receive investment grade credit ratings
- In connection with the transaction, ETE's incentive distribution rights ("IDRs") in ETP were cancelled

ENERGY TRANSFER

## Transaction Structure Overview

1. ETE acquires all of the outstanding public LP units in ETP in a unit-for-unit exchange at a fixed exchange ratio of 1.280x
2. The general partner of ETE will be issued new Class A units of ETE such that the general partner and its affiliates will retain their current voting interest in ETE
3. ETE expects to refinance its term loan and revolver at which point its senior notes become unsecured

## Transaction Benefits

- Simplifies ownership structure
- Eliminates IDR burden and improves the combined partnership's cost of capital
- Increases retained cash flow and enhances ETE's credit profile, enabling the pro forma partnership to accelerate deleveraging and receive investment grade credit ratings
- Increased distribution coverage provides longer-term distribution sustainability

## Illustrative Transaction Structure



Management / Insiders
LE GP
Public ETE Unitholders
2
1
Energy Transfer Equity (NYSE:ETE)
Public ETP Unitholders
3
ETP Preferred Equityholders
Energy Transfer Partners (NYSE:ETP)
ETP Bondholders

# Cheniere Energy Announces Acquisition of Cheniere Energy Partners LP Holdings LLC

***Jefferies Acted as Exclusive Financial Advisor to the Conflicts Committee of Cheniere Energy Partners LP Holdings LLC***

## Key Points

- On June 19, 2018, Cheniere Energy, Inc ("LNG") announced the acquisition of all of the outstanding shares of Cheniere Energy Partners LP Holdings LLC ("CQH"):
  - Total transaction value for the 8.1% interest in CQH not already owned by LNG Of $579MM
  - 100% equity transaction
  - LNG's other subsidiary MLP – Cheniere Energy Partners, L.P. ("CQP") – remains outstanding as a publicly-traded entity

CHENIERE

## Transaction Overview

- LNG will merge with CQH in a stock-for-share transaction at an exchange ratio of 0.4750x
- Represents a total transaction value of ~$579MM and an unaffected premium of ~9.3%
- CQH shareholders will be entitled to receive the second quarter distribution of $0.56

## Transaction Benefits

- Simplifies the Cheniere Family structure from three public entities to two
- Tax free transaction for CQH shareholders
- CQH shareholders will benefit from increased liquidity, a broader investor base and a larger public float
- Achieves synergies in the form of cost savings and other operational and administrative efficiencies

## Pro Forma Organizational Structure


CQH Public Shareholders
8.1% Interest in CQH
LNG Shares
Cheniere Energy, Inc. ("LNG") (~252.5 MM shares) (1)
100% Interest
100% Interest
100% Interest
Cheniere Energy Partners LP Holdings, LLC ("CQH")
2% GP / IDR Interest
Cheniere Marketing, LLC
Cheniere Corpus Christi Holdings, LLC
47.6% Interest
Cheniere Energy Partners, L.P. ("CQP")
50.4% Interest
CQP Public Unitholders
Publicly Listed
Subsidiary / Affiliate

Jefferies

# EQT Corporation Announces Midstream Streamlining Transactions

***Jefferies Acted as Exclusive Financial Advisor to the Conflicts Committee of Rice Midstream Partners***

## Key Points

- On April 26, 2018, EQT Corporation ("EQT") announced a series of transactions to streamline its midstream assets and simplify its corporate structure:
  - Drop-down of EQT's retained midstream assets to EQT Midstream Partners, LP ("EQM") and EQM's acquisition of Gulfport Energy's ("GPOR") 25% ownership in Strike Force Gathering LLC
  - The merger of EQM and Rice Midstream Partners LP ("RMP") in a 100% equity transaction
  - The purchase of RMP's incentive distribution rights ("IDRs") from EQT by EQT GP Holdings, LP ("EQGP")

## Transaction Overview

- EQM will acquire EQT's retained midstream assets for $1.15Bn in cash and ~5.9MM EQM common units, and GPOR's 25% interest in Strike Force Gathering LLC for $175MM in cash (for a total consideration of $1.69Bn)
- EQM will merge with RMP in a unit-for-unit transaction at an exchange ratio of 0.3319x, which represents a total transaction value of ~$2.4Bn and an unaffected premium of ~10%
- The transaction is expected to be immediately accretive to RMP common unitholders on a distribution/unit and DCF/unit basis

## Transaction Benefits

- Merger of EQM and RMP creates significant operational efficiencies through the optimized buildout of gathering and header pipeline systems to service the combined EQT and legacy Rice Energy acreage footprint
- Expected capital avoidance synergies of ~$500MM while achieving the same level of gathered volume growth over the next five years
- Simplified MLP strategy

## Pro Forma Organizational Structure


EQT Public Shareholders
EQM Public Unitholders
Former RMP Public Unitholders
EQGP Public Unitholders
EQT
(NYSE: EQT)
8.7% LP Interest
91.3% LP Interest
EQT GP HOLDINGS, LP
(NYSE: EQGP)
48.2% LP Interest
20.0% LP Interest
1.2% GP Interest
100% IDRs
17.9% LP Interest
12.7% LP Interest
EQT Midstream PARTNERS, LP
(NYSE: EQM)
Publicly-Listed